U.S. Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2005
STARTEK, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices; zip code)
(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
On October 5, 2005, StarTek USA, Inc. (StarTek) entered into a facility lease agreement with South Crater Square Associates, LLC (Landlord) to lease approximately 39,600 square feet of space in Petersburg, Virginia for base fixed rent of approximately $208 thousand per year, plus taxes and other fees which are variable and will initially be approximately $37 thousand per year. StarTek will use the leased premises as a call center to provide business process management services and expects to take occupancy on or about February 2, 2006. If StarTek has not taken occupancy of the leased premises on or prior to February 2, 2006, the lease term will commence on that date.
The initial term of the lease is seven years and nine months, and substantially all of the rent and associated fees are abated for the first nine months of the term. StarTek has an option to extend the term for an additional five years at a base rent that will be increased by 12.5% over the base rent during the initial term.
ITEM 9.01 Financial Statements and Exhibits

10.62	Facility lease agreement between StarTek USA, Inc. and South Crater Square Associates, LLC

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: October 11, 2005	By:	/s/ Steven D. Butler
Steven D. Butler
President and Chief Executive Officer

EXHIBIT INDEX

10.62	Facility lease agreement between StarTek USA, Inc. and South Crater Square Associates, LLC